Exhibit 10.68






                            _______________________

                              EMPLOYMENT AGREEMENT

                              EMPLOYEE:  YUDA DORON



          EMPLOYMENT AGREEMENT, made as of this 9th day of May, 1995 ("Employ-

ment Agreement"), between Cheyenne Software, Inc., a Delaware corporation (the

"Corporation" or "Cheyenne") with its principal place of business at Three

Expressway Plaza, Roslyn Heights, New York 11577, and YUDA DORON, an individual residing at 2600 Netherland Avenue, Riverdale, NY 10463, (the "Employee").



          WHEREAS, prior to the date of this Employment Agreement Employee has served as the President of Cheyenne's wholly-owned subsidiary, Cheyenne Com-

munications, Inc. ("CheyComm"), pursuant to an Employment Agreement dated

September 29, 1993 (the "Cheycomm Employment Agreement") and the parties hereto desire to terminate the Cheycomm Employment Agreement;





          WHEREAS, the Employee has substantial experience as a software developer and marketer; and



          WHEREAS, the Employee and Cheyenne (on behalf of Cheycomm as well as itself) desire to terminate the Cheycomm Employment Agreement, Employee desires to be
employed by the Corporation as Executive Vice President upon the terms and conditions hereinafter set forth, and the Corporation desires that the Employee be employed as its Executive Vice President.



          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:



          1.   Term of Employment.  The Corporation hereby agrees to employ the
               ------------------

Employee as Executive Vice President, and the Employee hereby agrees to serve the Corporation in such capacity for the period commencing on the date hereof

(the "Effective Date") and ending on the third (3rd) anniversary of the Effec-

tive Date (the "Employment Period"), unless sooner terminated as hereinafter provided.



          2.   Scope of Duties.  The Employee shall serve as Executive Vice
               ---------------

President of the Corporation, General Manager - Netware Division, and shall assist in the operation of the Corporation, which shall include, but shall not be limited to the sale, promotion and development of the products and business of the Corporation.  In addition, the Employee shall perform such other duties as the President of the Corporation may assign to the Employee from time to time.  The Employee shall report and be responsible to the President of the

Corporation or to such other person or persons designated by the Corporation's

Board of Directors.



          3.   Time to be Devoted to Employment.  The Employee, except during
               --------------------------------




















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






vacation periods or absences due to temporary illness, shall devote his full professional and business time, attention, and energies to his duties and responsibilities hereunder, and except for business trips which shall be necessary or desirable in the Corporation's business, shall render such services at the principal office of the Corporation.  Nothing contained herein shall prevent or be construed as preventing the Employee from holding or purchasing up to five percent (5%) or less of any class of stock or securities of a cor-

poration which is listed on a national securities exchange or regularly traded in the over-the-counter market, or making other investments or participating in business ventures not in competition with the business of the Corporation;

provided, such investments and business ventures do not require any time during normal business hours and do not conflict with his duties or obligations to the

Corporation as provided in this Employment Agreement.



          4.   Direct Compensation.
               -------------------

               In consideration for services to be rendered by the Employee hereunder during the Employment Period:

               (a)  The Employee shall receive a salary at the rate of One

Hundred Eighty Thousand Dollars ($180,000) per annum ("Base Salary"), which Base

Salary shall be subject to federal, state, and other tax withholdings, and which shall be paid semi-monthly in arrears or on such other basis as other employees of the Corporation generally are paid;

               (b)  The Corporation shall pay to or for the account of the

Employee (as the Corporation may determine) during each twelve (12) month period falling within the Employment Period, a sum not to exceed $2,562, payable in twelve (12) equal monthly




















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






installments in arrears on the last day of each month, representing the payment of a portion of the premiums on New England Mutual Life Insurance Company Policy

No. 8714531 on the life of the Employee; and

               (c)  The Corporation shall pay to or for the account of the

Employee (as the Corporation may determine) during each twelve (12) month period falling within the Employment Period, a sum not to exceed $5,585, payable in twelve (12) equal monthly installments in arrears on the last day of each month,

representing the payment of a portion of the premiums on Provident Life and

Casualty Company Disability Policy No. 36-337-6069043 (including the Non-

Disabling Injury Rider).

               (d)  The Corporation shall reimburse the Employee in an amount equal to Three Thousand Six Hundred Dollars ($3,600) per annum for automobile expenses incurred by the Employee in connection with the business of the

Corporation, payable at the sole option of the Corporation, in twelve (12) equal installments in arrears, on the first day of each month, or in twenty-four (24)

equal installments in arrears on the first and fifteenth day of each month.

               (e)  The Employee shall be eligible to receive additional

payments or bonuses as may be determined, in the sole discretion of the Cor-

poration's Board of Directors.  However, nothing contained in this Section shall obligate the Board of Directors to approve such additional payments or bonuses for the Employee.



          5.   Fringe Benefits.  The Employee shall be entitled to participate
               ---------------

in any and all fringe benefits and/or plans (except for life insurance benefits and/or plans or disability






















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






income benefits and/or plans, which benefits and/or plans have been provided to

Employee under Section 4(b) and 4(c) above), generally afforded to other executives of the Corporation (to the extent the Employee otherwise qualifies therefor under the specific terms and conditions of each such benefit or plan),

including, without limitation, medical insurance and pension plans (401K) which are, or which may become available generally to senior management of the

Corporation.  The Employee shall be entitled to four (4) weeks vacation during each year of the Employment Period, to be taken at such time or times as the reasonable needs of the Corporation's business shall allow.



          6.   Termination of Cheycomm Employment Agreement; Waiver and Release
               ----------------------------------------------------------------

of Cheycomm; Cheyenne Options.
-----------------------------

          (a)  The Cheycomm Employment Agreement is hereby terminated and no party thereunder shall have any continuing rights, duties or obligations thereunder.  Cheycomm shall be deemed to be a third party beneficiary of this

Section 6(a).

          (b)  As a concurrent condition to the effectiveness of this Employment

Agreement, Employee shall have executed and delivered the Waiver and Release

Agreement in the form annexed to this Employment Agreement as Exhibit A.

          (c)  Employee hereby acknowledges receipt of an option certificate evidencing his option to purchase up to 240,000 shares of Cheyenne common stock,

par value $.01 per share issued to him pursuant to the Cheyenne Software, Inc.

1987 Non-Qualified Stock Option Plan.


























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






          7.   Termination of Employment.  During the Employment Period, the
               -------------------------

Employee's employment may be terminated by the Board of Directors of the

Corporation, on the occurrence of any one or more of the following events:

               (a)  The death of the Employee;

               (b)  The failure by the Employee to substantially perform his duties and responsibilities hereunder, owing to physical or mental incapacity

(hereinafter referred to as "disability"), which disability shall continue for more than four (4) consecutive months or an aggregate of more than six (6)

months in any twelve (12) consecutive months; or

               (c)  For "Cause", which shall mean:

                    (i) the willful failure by the Employee to substantially perform his duties hereunder (including the breach of any provision of Section 9 and/or 10 hereof), for reasons other than death or disability;

                    (ii) the willful engaging by the Employee in misconduct
                         materially injurious to the Corporation; or

                   (iii) the commission by the Employee of an act
                         constituting common law fraud or a felony against the Corporation.

          8.   Death Benefit; Severance.
               ------------------------

               (a)  (i)  In addition to all other insurance and similar death benefits generally made available to employees of the Corporation, if the Employee's employment is terminated upon the occurrence of the death of the Employee as provided under Section 7(a) hereof, the Corporation shall provide a death benefit to the estate of the Employee equal to one hundred (100%) percent of the Employee's then current annual Base Salary at the date of death. Such death benefit shall be payable as may be determined by the Corporation, but not less than twelve (12) equal monthly installments, payable on the last day of each month, commencing in the month subse-quent to the month in which the death occurs.
























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






                    (ii) In addition to all other insurance and similar
                         disability benefits generally made available to employees of the Corporation, if the Employee's employment is terminated upon the occurrence of the disability of the Employee as provided under Section 7(b) hereof, the Corporation agrees to pay to the Employee the sum of $31,250, in three equal monthly installments of $10,416.66 each, payable on the last day of each month commencing in the month which is subsequent to the month in which the termination oc-curs.

                   (iii) The Corporation also agrees to continue to provide
                         all other fringe benefits contained in Section 5 for a period of three months from the termination date, so long as such benefits were actually ob-tained by the Employee prior to the Employee's death or disability, and continue to be obtainable by the Employee.

          (b)  If the Corporation and the Employee do not enter into a renewal agreement to be effective May 9, 1998, for a period of at least two (2) years and containing similar terms and conditions to those set forth herein, then the

Corporation will pay the Employee, as additional compensation, an amount equal to one hundred (100%) percent of the Employee's then current annual Base Salary,

payable semi-monthly in arrears, for the twelve (12) months ending May 9, 1998;

such additional compensation is hereinafter referred to as the "Payment".

Notwithstanding the immediately preceding sentence, the Employee will not receive the Payment if:

               (i) the Corporation declines to enter into a renewal agreement with the Employee because the Employee breached the con-fidentiality and/or non-compete provisions of this Employment Agreement or any other terms or conditions of his employment;

               (ii) the Employee has been terminated for Cause hereunder; or

              (iii) the Employee declines to enter into a renewal agreement with the Corporation, and the Corporation has offered a renewal agreement for a period of not less than two (2) years, containing similar terms and conditions as dis-cussed in this Employment Agreement.




















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






          9.   Disclosure of Information.  All memoranda, notes, records, or
               -------------------------

other documents made or compiled by the Employee or made available to him during the term of his employment concerning the business of the Corporation or any affiliate of the Corporation, shall be the Corporation's property and shall be delivered to the Corporation on the termination of the Employee's employment.

The Employee shall not use for himself or others, or divulge to others, any proprietary or confidential information of the Corporation, obtained by him as a result of his employment, unless authorized by the Corporation.  For purposes of this  Section 9, the term "proprietary or confidential information" shall mean all information which is known only to the Employee or to the Employee and the employees, former employees, consultants, or others in a confidential relation-

ship with the Corporation, and relates to specific matters such as trade secrets, customers, potential customers and vendor lists, pricing and credit techniques, programs, source codes, program codes, software design know-how,

research and development activities, private processes, and books and records,

as they may exist from time to time, which the Employee may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Corporation or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to others, or readily available to others from sources other than the Employee or officers or other employees of the Corporation, or is not in the public domain.  In the event of a breach or a threatened breach by the Employee of the provisions of this Section

9, the Corporation shall be entitled to an injunction, without being required to post any bond, restraining the Employee from disclosing, in whole or in part,

the aforementioned proprietary or confidential information of the






















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






Corporation, or from rendering any services to any person, firm, corporation,

association, or other entity to whom such proprietary or confidential infor-

mation, in whole or in part, has been disclosed or is threatened to be disclosed.  Nothing contained herein shall be construed as prohibiting the

Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the

Employee.



          10.  Restrictive Covenants.
               ---------------------

               (a)  The Employee hereby acknowledges and recognizes the highly competitive nature of the Corporation's business and accordingly agrees that, in consideration of the premises contained herein, from and after the date hereof and during the Employment Period, until the Designated Date (as hereinafter defined), he shall not:

                    (i) directly or indirectly engage in any Competitive Ac-tivity (as hereinafter defined), whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder (except as permitted by Section 3 hereto), or other participant; or

                    (ii) assist others in engaging in Competitive Activity.


                    As used herein, the term "Competitive Activity" shall mean and include the development and/or marketing of computer hardware and/or software for server-based local area network (LAN) and enterprise wide ap-

plications, including but not limited to storage management, data management/monitoring, data security and data communications.

               (b)  As used in this Section 10, the "Designated Date" shall mean the following:

                    (i) if the Employee willfully terminates his employment with the Corporation in violation of this Employment Agreement
















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






                         and prior to the expiration of the Employment Period, then the "Designated Date" shall mean the second (2nd) anniversary of the effective date of such termination;

                    (ii) if the Corporation terminates the employment of the
                         Employee under this Employment Agreement for "Cause" (as defined in Section 7 herein), then the "Designated Date" shall be the second (2nd) anniversary of the effective date of such termination; or

                   (iii) if during the Employment Period, the Corporation
                         terminates the employment of the Employee without cause, then the term "Designated Date" shall mean the effective date of such termination.

               (c)  It is the desire and intent of the parties that the

provisions of this Section 10 shall be enforced to the fullest extent permis-

sible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Section

10 shall be adjudicated to be invalid or unenforceable, such provision of this

Section 10 shall be deemed amended to delete therefrom the portion thus ad-

judicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions of this Section 10 in the particular jurisdiction in which such adjudication is made.  In addition, if the scope of any restriction contained in this Section 10 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such restriction shall be enforced to the maximum extent permitted by law,

and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

               (d)  With respect to Inventions (as hereinafter defined,

including, but not limited to, software) made or conceived by the Employee,

whether or not during the hours





















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






of his employment or with the use of the Corporation's facilities, materials, or personnel, either solely or jointly with others during the Employee's employment by the Corporation, or within one (1) year after termination of such employment,

or within two (2) years after termination of such employment if such termination is based on or related to unauthorized use or disclosure of proprietary or confidential information obtained by the Employee as a result of his employment and without the payment to the Employee of a royalty or any other consideration:

                    (i) The Employee shall inform the Corporation promptly and fully of such Inventions by written report, setting forth in detail the procedures employed and results achieved. A report shall be submitted by the Employee upon completion of any studies or research projects undertaken on the Corporation's behalf, whether or not in the Employee's opinion a given project has resulted in an Invention.

                    (ii) At the Corporation's request and expense, the Employee shall apply for the United States and/or foreign let-ters patent or other registrations, including, but not limited to, copyrights (collectively, the "Other Registrations"), either in the Employee's name or otherwise, as the Corporation shall desire.

                   (iii) The Employee hereby assigns and agrees to assign
                         to the Corporation all of his right and interest to any and all such Inventions and to make ap-plications for United States and/or foreign let-ters patent or Other Registrations granted upon such Inventions.

                    (iv) The Employee shall acknowledge and deliver promptly to the Corporation, without charge to the Corporation, but at its expense, such written instruments and do such other acts in support of his inventorship as may be necessary in the opinion of the Corporation to obtain and maintain United States and/or foreign letters patent or Other Registrations, and to vest the entire right in such Inventions, patents, patent applications, and Other Registrations in the Corporation.

                    (v) The Corporation shall also have the royalty-free right to






















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






                         use in its business, and to make, use, and sell products and/or services derived from any Inventions, discoveries, concepts, and ideas, whether or not paten-table or copyrightable, including, but not limited to, applications, methods, formulas, and techniques, as well as improvements or know-how, whether or not within the scope of Inventions, but which are obtained, created, or made by the Employee during the Employment Period or with the use or assistance of the Cor-poration's facilities, materials, or personnel.

                    (vi) For the purposes of this Agreement, "Inventions" mean discoveries, concepts, and ideas, whether or not paten-table or copyrightable, including, but not limited, to processes, methods, formulas, and techniques, as well as improvements or know-how concerning any present or prospective activities of the Corporation which the Employee has become acquainted as a result of his employment by the Corporation or any related work product of any kind.

               (e)  In the event of a breach or threatened breach by the

Employee of the provisions of this Section 10, the Corporation shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein.  Nothing herein con-

tained shall be construed as prohibiting the Corporation from pursuing any other remedies available for such breach or threatened breach or any other breach of this Employment Agreement.

               (f)  Employee hereby warrants and represents that he is not prohibited by any agreement or the order of any court from entering into and carrying out the terms of this Agreement.  In particular, the Employee warrants and represents that the scope of his activity is not restricted in any way with respect to the design, development, enhancement, sale, marketing, and/or promotion of computer software and hardware.

























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






          11.  Notices.
               -------

               (a)  All notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid, to the following persons at the following addresses, or to such other persons at such other addresses as any party may request by notice in writing to the other party to this Agreement.

                    If to Employee:

                         Mr. Yuda Doron
                         2600 Netherland Avenue
                         Riverdale, NY 10463

                    If to the Corporation:

                         Cheyenne Software, Inc.
                         Three Expressway Plaza
                         Roslyn Heights, NY 11577
                         Attn:  General Counsel

                    With a copy to:

                         Michael R. Reiner, Esq.
                         Morrison Cohen Singer & Weinstein, LLP
                         750 Lexington Avenue
                         New York, NY 10022

               (b)  Construction.  This Employment Agreement shall be construed
                    ------------

with, and be governed by, the laws of the State of New York for contracts entered into and to be performed in New York, without regard to principles of conflicts of law.

               (c)  Successors and Assigns.  This Employment Agreement shall be
                    ----------------------

binding upon the successors and assigns of the Corporation, and shall inure to the benefit of and be enforceable by and against its successors and assigns.

This Employment Agreement is






















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






personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the Corporation.



               (d)  Representations.  Employee represents and warrants that he
                    ---------------

has no written contract with his former employer, employers or their affiliates that would impair or otherwise interfere with Employee's entering into this

Agreement and performing his contemplated duties hereunder, and the parties agree that this Agreement and all other agreements entered into in reliance upon the validity of this Agreement have been entered into on the assumption and belief of the parties that Employee's performance of his contemplated services hereunder is not prohibited or restricted by any existing agreement with

Employee's former employer, employers, or their affiliates.

               (e)  Entire Agreement.  This instrument contains the entire
                    ----------------

understanding and agreement between the parties relating to the subject matter hereof, and neither this Employment Agreement nor any provision hereof may be waived, modified, amended, changed, discharged, or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver,

modification, change, amendment, discharge, or termination is sought.

               (f)  Counterparts.  This Employment Agreement may be executed
                    ------------

simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

               (g)  Illegality.  If any one or more of the provisions of this
                    ----------

Employment Agreement shall be invalid, illegal, or unenforceable in any respect,

the validity, legality, and
























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enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               (h)  Captions.  The captions of the sections hereof are for
                    --------

convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Employment Agreement.






























































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


          IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement on the 8th day of June, 1995.


                              CHEYENNE SOFTWARE, INC.


                              By:/s/ ReiJane Huai
                                 --------------------------------
                                     ReiJane Huai, President and
                                     Chief Executive Officer


                              /s/ Yuda Doron
                              ------------------------------
                              Yuda Doron
























































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